UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2017

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 20, 2017, Landmark Infrastructure Partners LP (the “Partnership”) held a special meeting of its unitholders (the “Special Meeting”) for the purpose of approving a proposal to amend its Third Amended and Restated Agreement of Limited Partnership (the “LPA”). Under the terms of the LPA, the proposal required the approval of (i) holders of a majority of the Partnership’s outstanding common units, excluding those held by the Partnership’s general partner and its affiliates (collectively, the “non-affiliated common units”), and (ii) holders of at least a majority of the Partnership’s outstanding subordinated units, each voting as separate classes. A total of 10,026,138 non-affiliated common units were present in person or by proxy, representing approximately 52.66 percent of the Partnership’s outstanding non-affiliated common units as of May 23, 2017, the record date for the Special Meeting (the “Record Date”). A total of 3,135,109 subordinated units were present in person or by proxy, representing 100 percent of the Partnership’s outstanding subordinated units as of the Record Date. Below are the results for the proposal considered and voted upon at the Special Meeting, which was described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 31, 2017.

Amendment: To approve an amendment (the “Amendment”) to the Partnership’s Third Amended and Restated Agreement of Limited Partnership, which will impose certain ownership limitations and transfer restrictions on partnership interests in the Partnership, in order to prevent the Partnership from having five or fewer individual investors who own 50% or more of the partnership interests in the Partnership. The Amendment is necessary to facilitate the Partnership’s previously announced plan to reorganize its operating structure (the “Reorganization”) by moving substantially all of its operating assets to a controlled subsidiary that is intended to qualify as a real estate investment trust (a “REIT”), as defined in Section 856 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Amendment also makes changes relating to the allocation of income, gain, loss and deduction to properly account for the internal reorganization. A copy of the Amendment is attached as Annex A to the proxy statement.

Non-Affiliated Common Units

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
9,899,424	90,547	36,167	0

Subordinated Units

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
3,135,109	0	0	0

Item 8.01 – Other Events.

The Partnership intends to adopt the Amendment in connection with the Reorganization. The Amendment contains restrictions on the ownership and transfer of partnership interests in the Partnership that are intended to assist the Partnership and the controlled subsidiary in complying with certain REIT requirements under the Code and the ability of the controlled subsidiary to qualify as a REIT.

The Amendment provides that (subject to certain exceptions) no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% of the interests in the Partnership’s capital or profits, or in any class or series of outstanding partnership interests (determined based on the value or number of units of such class or series, whichever is more restrictive), including our common units, subordinated units and our preferred units.

The Partnership expects to adopt the Amendment as early as July 31, 2017, but in any event no later than the end of the third quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: July 25, 2017	By:	/s/ George P. Doyle

Name: George P. Doyle Title: Chief Financial Officer and Treasurer